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                                                                   EXHIBIT 99.4

                           BOREL BANK & TRUST COMPANY
                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD THURSDAY, NOVEMBER 15, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned holder of common stock acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of Borel Bank & Trust Company and the accompanying Joint Proxy Statement-Prospectus dated October 15, 2001, and revoking any Proxy heretofore given, hereby constitutes and appoints Harold A. Fick, Ronald G. Fick and Miller Ream and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Borel Bank & Trust Company, a California banking corporation ("Borel"), standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of Borel, to be held at Borel Bank & Trust Company, located at 160 Bovet Road, San Mateo, California 94402 on Thursday, November 15, 2001 at 5:00 p.m. local time, or at any adjournments thereof, upon the following items as set forth in the Notice of Special Meeting and Joint Proxy Statement-Prospectus and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments or postponements thereof.

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                                FOLD AND DETACH HERE
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS. THE
PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" THE LISTED PROPOSALS.

Please mark your vote as indicated in this example /X/

     1. To approve the Agreement and Plan of Reorganization dated June 27, 2001 by and between Borel and Boston Private Financial Holdings, Inc., a Massachusetts corporation; the related Agreement of Merger to be entered into by and between Borel and Borel Acquisition Corp., a California corporation and wholly owned subsidiary of Boston Private, pursuant to which Borel Acquisition Corp. will be merged with and into Borel, resulting in Borel becoming a wholly owned subsidiary of Boston Private; and the transactions contemplated by the Agreement and Plan of Reorganization and the Agreement of Merger, including certain amendments to Borel's Articles of Incorporation.

               / /  FOR       / /  AGAINST       / /  ABSTAIN

     2. In the proxies' discretion, to vote upon such other business and matters or proposals as may properly come before the meeting or any adjournment or postponement thereof.

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE MEETING / /

______________________________________________________
(Shareholder's Signature)

______________________________________________________
(Shareholder's Signature)


Date: __________________________________________, 2001

Please date and sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.


THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

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[telephone pic]     VOTE BY TELEPHONE       [telephone pic]
               QUICK *** EASY *** IMMEDIATE

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    YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
          IN THE SAME MANNER AS IF YOU COMPLETED, SIGNED, DATED
                     AND RETURNED YOUR PROXY CARD

   1. CALL TOLL-FREE 1-800-840-1208 ON A TOUCH TONE TELEPHONE ANYTIME

                    THERE IS NO CHARGE TO YOU FOR THIS CALL

        YOU WILL BE ASKED TO ENTER A CONTROL NUMBER, WHICH IS LOCATED
           IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM.

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OPTION A: To vote as the Board of Directors recommends, press 1
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OPTION B: If you choose to vote different from the Board of Directors'
recommendation, press 0. You will hear these instructions:
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 Item 1 - To vote FOR, press 1. To VOTE AGAINST, press 9. TO ABSTAIN, press 0.

              WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.

                               THANK YOU FOR VOTING.

          CALL TOLL-FREE 1-800-840-1208 ON A TOUCH TONE TELEPHONE ANYTIME.

                       THERE IS NO CHARGE TO YOU FOR THIS CALL.